Exhibit 99.1

Innodata Reports First Quarter 2014 Results

NEW YORK – April 29, 2014 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2014.

•	Total revenue was $14.1 million in the first quarter of 2014, a 9% sequential decline from $15.4 million in the fourth quarter of 2013 and a 17% decline from $16.9 million in the first quarter of 2013.

•	Net earnings for the first quarter of 2014 were $0.2 million, or $0.01 per diluted share, compared with net earnings of $0.9 million, or $0.03 per diluted share, in the fourth quarter of 2013. Net earnings in the first quarter of 2013 were $0.3 million, or $0.01 per diluted share.

•	Cash, cash equivalents and investments were $29.2 million as of March 31, 2014 compared to $24.8 million as of December 31, 2013.

The company also announced that its Synodex subsidiary had signed two new contracts, with initial terms of two years and three years, which have the potential to result in approximately $3.8 million of revenues annually. Commencement of services under the contracts is contingent on the clients’ obtaining third-party and internal approvals.

“We are pleased with these new Synodex contracts,” stated Jack Abuhoff, Chairman and CEO. “The contracts underscore that we’re significant players with a seat at the innovation table of the insurance industry.”

Abuhoff continued, “Moreover, we have been seeing a significant uptick in potential new business in our Content Services segment. A large European-based information company selected us to provide end-to-end content creation and management services to two of its divisions. We signed a letter of intent with one of these divisions and expect shortly to finalize a letter of intent with the other. The executed LOI and the draft LOI each anticipate signing five-year definitive agreements. The business contemplated by the LOIs could yield approximately $10 million of revenue per year.”

Abuhoff concluded, “For the second quarter, we are forecasting revenue to be in the range of $13.5 million to $15.0 million.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-329-8893 (Domestic)

1-719-457-2083 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 5525902

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading provider of business process, information technology and professional services to publishers, information providers, and other enterprises that are focused on digital enablement. Clients include leading media, publishing and information services companies, as well as enterprises that are prominent in information technology, manufacturing, aerospace, defense, financial services, government, healthcare, insurance, intelligence, manufacturing and law.

Recent Innodata honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that contracts could be terminated by clients, projected or committed volumes of work may not materialize; that our Innodata Advanced Data Solutions segment has not reported any substantial revenues to date and is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the contracts with our customers and the ability of customers to reduce, delay or cancel projects; continuing Content Services revenue concentration in a limited number of customers; continuing Content Services reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

We undertake no obligation to update or review any guidance or changes in status of customer contracts, client relationships, or other forward-looking information, whether as a result of new information, future developments or otherwise. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

or

Media Contact

Stanley or Andrew Berger

SM Berger & Company

(216) 464-6400

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$14,066	$16,903
Operating costs and expenses:
Direct operating expenses	10,291	12,791
Selling and administrative expenses	3,789	4,624
Interest income, net	(9)	(140)
Total	14,071	17,275
Loss before income taxes	(5)	(372)
Provision for (benefit from) income taxes	101	(475)
Net income (loss)	(106)	103
Loss attributable to non-controlling interests	295	213
Net income attributable to Innodata Inc. and
Subsidiaries	$189	$316

Income per share attributable to
Innodata Inc. and Subsidiaries:
Basic and diluted	$0.01	$0.01

Weighted average shares outstanding:
Basic	25,038	24,880
Diluted	25,338	25,671

Net income attributable to
Innodata Inc. and Subsidiaries	$189	$316
Pension liability adjustment, net of taxes	(5)	18
Change in fair value of derivatives, net of taxes	655	(9)
Comprehensive income attributable to
Innodata Inc. and Subsidiaries	$839	$325

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$29,156	$24,752
Accounts receivable, net	8,501	11,876
Prepaid expenses and other current assets	2,129	1,907
Deferred income taxes	211	45
Total current assets	39,997	38,580
Property and equipment, net	6,396	6,083
Other assets	3,971	3,323
Deferred income taxes	1,240	1,336
Goodwill	675	675
Total assets	$52,279	$49,997

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,344	$3,678
Accrued salaries, wages and related benefits	4,471	4,647
Income and other taxes	856	1,003
Current portion of long-term obligations	1,060	351
Deferred income taxes	75	57
Total current liabilities	9,806	9,736
Deferred income taxes	190	190
Long-term obligations	5,254	3,747
Non-controlling interests	(3,851)	(3,649)
STOCKHOLDERS' EQUITY	40,880	39,973
Total liabilities and stockholders’ equity	$52,279	$49,997